UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 25, 2009
Date of Report (Date of Earliest Event Reported)
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices, including zip code)
952-943-6000
(Registrant’s telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On February 25, 2009, ValueVision Media, Inc. (the “Company”) entered into an Exchange Agreement, an Amended and Restated Shareholder Agreement, and an Amended and Restated Registration Rights Agreement with GE Capital Equity Investments, Inc. (“GECEI”) and NBC Universal, Inc. (“NBCU”). Also on February 25, 2009, the parties closed the transactions contemplated by the Exchange Agreement.
     Pursuant to the Exchange Agreement, GECEI exchanged all outstanding shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Series A Shares”), which had a face value of $44.3 million. In exchange for the Series A Shares, the Company issued to GECEI (i) 4,929,266 shares of a newly created series of preferred stock of the Company designated as Series B Redeemable Preferred Stock (the “Series B Shares”), (ii) warrants to purchase up to 6,000,000 shares of the Company’s common stock at an exercise price of $0.75 per share (the “Warrants”), and (iii) a cash payment in the amount of $3.4 million.
     The Series B Shares are redeemable at any time by the Company for the initial redemption amount of $40.9 million, plus accrued dividends. The Series B Shares will accrue cumulative dividends at a base annual rate of 12 percent. Thirty percent of the Series B Shares (including accrued but unpaid dividends) are scheduled for redemption on February 25, 2013, and the remainder on February 25, 2014, with accelerated payments possible if the Company generates excess cash above agreed upon thresholds. The Series B Shares are not convertible into common stock or any other security of the Company, but initially will vote with the common stock on a one-for-one basis on general corporate matters other than the election of directors. In addition, the holders of the Series B Shares have the class voting rights and rights to designate members of the Company’s Board of Directors previously held by the holders of the Series A Shares.
     The terms of the Amended and Restated Shareholder Agreement are generally consistent with the terms of the prior shareholder agreement, and the terms of the Amended and Restated Registration Rights Agreement are generally consistent with the terms of the prior registration rights agreement. The Company has material relationships with GECEI and NBCU as described under “Certain Transactions” in the Company’s Definitive Proxy Statement filed with the SEC for its Annual Meeting of Shareholders held on June 11, 2008.
     The foregoing summary of terms and conditions is qualified in its entirety by reference to the Exchange Agreement, the Amended and Restated Shareholder Agreement, the Amended and Restated Registration Rights Agreement, the Certificate of Designation of Series B Redeemable Preferred Stock, and the Common Stock Purchase Warrants, copies of which are filed as exhibits to this Form 8-K and which are incorporated herein by reference.
     The Company expects that the Series B Preferred Stock will be recorded at a fair value of approximately $21 million on the Company’s unaudited balance sheet for the first quarter of fiscal year 2009 ending on May 2, 2009. The Company also expects that during the five year term of the agreement, the Series B Preferred Stock will be accreted to the initial face amount of approximately $40.9 million with the accretion recorded as a non-cash interest expense on the Company’s unaudited quarterly and audited annual income statements. The Company further expects that the exchange of the Series A Shares for the Series B Shares will result in an approximately $18 million addition to shareholders equity to reflect the excess preferred stock carrying value over the exchange value. These estimations of the accounting impact and treatment of the transactions contemplated by the Exchange Agreement are subject to review and audit by the Company’s independent auditors and constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosure under Item 1.01 above is incorporated herein by reference. The offer and sale of the Series B Shares and the Warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and therefore are exempt from the registration requirements of the Securities Act.
Item 8.01 Other Events.
     On February 25, 2009, the Company issued a press release announcing the transactions described above and approval by the Company’s Board of Directors of a buyback program for shares of Company common stock up to $1.5 million. A copy of the press release is filed as an exhibit to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
3.1	Certificate of Designation of Series B Redeemable Preferred Stock dated February 25, 2009.

4.1	Amended and Restated Shareholder Agreement dated February 25, 2009 between the Company, GE Capital Equity Investments, Inc. and NBC Universal, Inc.

4.2	Common Stock Purchase Warrants issued on February 25, 2009 to GE Capital Equity Investments, Inc.

10.1	Exchange Agreement dated February 25, 2009 between the Company, GE Capital Equity Investments, Inc. and NBC Universal, Inc.

10.2	Amended and Restated Registration Rights Agreement dated February 25, 2009 between the Company, GE Capital Equity Investments, Inc. and NBC Universal, Inc.

99.1	Press release, dated February 25, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUEVISION MEDIA, INC.
/s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice President and General Counsel

Date: February 25, 2009